UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 22, 2005

                           China Health Holding, Inc.
             (Exact name of registrant as specified in its charter)



   Nevada                          333-119034              98-0432681
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File          (IRS Employer
    of incorporation)              Number)            Identification No.)


             Suite 600 - 666 Burrard Street, Park Place, Vancouver,
                    BC, Canada V6C 2X8 (Address of principal
                         executive offices and Zip Code)

                             Julianna Lu, BSc. MSc.
                             Chief Executive Officer
                   Suite 600 - 666 Burrard Street, Park Place
                   Vancouver, British Columbia, Canada V6C 2X8

       Registrant's telephone number, including area code: (604) 608-6788

                                   Copies to:
                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On March 22, 2005, China Health Holding, Inc. (the "Company") purchased the 100% intellectual property ownership rights to 108 "100% Natural Taoist Herbal Medicinal products" (the "Products") from Xiao Fei Yu and Fei Yu. Mr. Xiao Fei Yu is the Company's President of People's Republic of China operations, Vice President and also a member of the Company's Board of Directors. In consideration for the proprietary rights and formulas to the Products, the Company agreed to: (a) issue to Mr. Xiao Fei Yu 3,500,000 shares of the Company's common stock; (b) pay to Mr. Xiao Fei Yu until March 26, 2039 a cash amount equal to 4% of gross revenue from sales of the Products; (c) issue to Mr. Fei Yu 1,000,000 shares of the Company's common stock; and (d) pay to Mr. Fei Yu until March 26, 2039 a cash amount equal to 1% of gross revenue from sales of the Products. Under the terms of the purchase agreement, gross revenue is calculated on a monthly basis and cash amounts payable under the agreement must be paid within 30 days after the end of each calendar month. The Company valued the aggregate value of the shares issued to Mr. Xiao Fei Yu at $1,050,000 ($0.30 per share) and the aggregate value of the shares issued to Mr. Fei Yu at $300,000 ($0.30 per share). The Company's management believes the terms of the agreement are on terms at least as favorable as could be obtained from unrelated third parties.

Item 3.02 Unregistered Sales of Equity Securities.

     On March 22, 2005, the Company agreed to issue 3,500,000 shares of common stock to Xiao Fei Yu and 1,000,000 shares of common stock to Fei Yu in consideration for the rights to 108 "100% natural Taoist medicinal products." The Company valued the aggregate value of the shares issued to Mr. Xiao Fei Yu at $1,050,000 ($0.30 per share) and the aggregate value of the shares issued to Mr. Fei Yu at $300,000 ($0.30 per share). These shares were issued pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 22, 2005, the Company appointed Xiao Fei Yu as the Company's President of People's Republic of China operations. Mr. Yu also serves as the Company's Vice President and as a member of the Company's Board of Directors. Mr. Yu has helped the Company create and develop 26 natural herbal product formulas that make up the Company's King of Herbs and Taoist Medicine product lines. Mr. Yu has been a member of the Company's Board of Directors since May 26, 2004 and on October 6, 2004 he was appointed to the position of Vice President. From 1997 to Present, Mr. Yu has been the President and Director of Taoist Tantric & Toltec Research and Development Centre located in Beijing, People's Republic of China. From 1998 to Present, Mr. Yu has been a Research Scientific Consultant of Central TCM Research and Development Institute located in Beijing, People's Republic of China. From 1999 to Present, Mr. Yu has been teaching Taoism, Taoist medicine and Indian classical philosophy & religion as a professor in the Department of Philosophy at the University of CCCP located in Beijing, People's Republic of China. From 1994 until 1999, Mr. Yu was an Associate Professor in Taoism, Taoist medicine, Buddhism and Scientific Philosophy in the Department of Philosophy at the University of CCCP.

Item 8.01 Other Events.

     On March 23, 2005, the Company filed an amendment to its Articles of Incorporation, pursuant to which it increased the number of shares of its authorized common stock from 55,000,000 to 300,000,000. The Company's authorized capital now consists of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

Exhibit Number                  Description
------------------ -------------------------------------------------------------
3.1                 Certificate of Amendment to Articles of Incorporation

10.1 Purchasing Agreement for 108 100% Natural Taoist Herbal Medicinal Products, Formulas and Ownership entered into on March 22, 2005 between China Health Holding, Inc., Xiao Fei Yu and Fei Yu

10.2                Amended  and   Restated   Intellectual   Property   Purchase
                    Agreement dated as of March 22, 2005 between China Health Holding, Inc., Xiao Fei Yu and Fei Yu

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              China Health Holding, Inc.


Date: March 28, 2005                          /s/ Julianna Lu
                                              ---------------
                                              Julianna Lu
                                              Chief Operation Officer /PRESIDENT
                                              Chief Financial Officer/DIRECTOR



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